Exhibit 23(a)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement No. 333-215910 on Form S-8 dated February 6, 2017
Registration Statement No. 333-207926 on Form S-3/A dated November 25, 2015
Registration Statement No. 333-207926 on Form S-3 dated November 10, 2015
Registration Statement No. 333-188266 on Form S-8 dated May 1, 2013
Registration Statement No. 333-173717 on Form S-8 dated April 25, 2011
Registration Statement No. 333-173715 on Form S-8 dated April 25, 2011
Registration Statement No. 333-173714 on Form S-8 dated April 25, 2011
Registration Statement No. 333-173713 on Form S-8 dated April 25, 2011
Registration Statement No. 333-101710 on Form S-8 dated December 6, 2002
Registration Statement No. 333-64314 on Form S-8 dated July 2, 2001
Registration Statement No. 333-26243 on Form S-8 dated April 30, 1997
Registration Statement No. 33-8840 on Form S-2 dated September 16, 1986 of our report dated February 17, 2017, with respect to the consolidated financial statements of 1st Source Corporation and subsidiaries and the effectiveness of internal control over financial reporting of 1st Source Corporation included in this Annual Report (Form 10-K) of 1st Source Corporation as of and for the years ended December 31, 2016 and 2015.

/s/ BKD, LLP

Ft. Wayne, Indiana
February 17, 2017